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                                                                    EXHIBIT 21.1

                              INPRISE CORPORATION

                       ACTIVE SUBSIDIARIES OF REGISTRANT

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
     Name                                         Jurisdiction of Incorporation
     ----                                         -----------------------------
     INPRISE (AUSTRALIA) PTY, LTD.                       Australia
     INPRISE CANADA SOFTWARE, INC.                       Canada
     INPRISE (UK) LIMITED                                United Kingdom
     INPRISE (FRANCE), SARL                              France
     INPRISE GMBH                                        Germany
     INPRISE (HONG KONG) LTD.                            Hong Kong
     INPRISE COMPANY, LTD.                               Japan
     INPRISE, B.V.                                       Netherlands
     INPRISE TECHNOLOGIES (SINGAPORE) PTE., LTD.         Singapore
     INPRISE TECHNOLOGY, INC.                            Delaware
     INTERBASE SOFTWARE CORPORATION                      Delaware
     INTERACTIVE OBJECTS SOFTWARE GMBH                   Germany
     APOGEE INFORMATION SYSTEMS, INC.                    United States
     INPRISE DO BRAZIL INFORMATICA LTDA                  Brasil
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